Exhibit 5.1

                              JAMES R. LEONE, P.A.
                                  P.O. Box 755
                        New Smyrna Beach, Florida 32170
                   Phone: (386) 478-1743 Fax: (386) 478-1744



                                  June 25, 2001

Bellacasa Productions, Inc.
Universal Studios
100 Universal City Plaza
Building #473, Suite 305
Universal City, CA 91608

RE:      Bellacasa Productions, Inc.
         Registration Statement on Form SB-2, No. 333-37752

Gentlemen:

My Activities as Securities Counsel for the Company

         I have acted as securities counsel to Bellacasa Productions, Inc. (the "Company"). I have provided legal services in connection with the Company's proposed distribution of 1,200,000 Units consisting of 1,200,000 shares of the Company's $0.0001 par value Common Stock (the "Common Stock") and 1,200,000 Class A Warrants and 1,200,000 Class B warrants (the "Warrants'). The Common Stock and Warrants are more particularly described in the Prospectus in the Registration Statement (No. 333-377752) on Form SB-2 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended. In such capacity, I have examined the corporate records of the Company, including its Articles of Incorporation, Bylaws, and Minutes of Meetings and Consents of its Directors. I also have examined and participated in the preparation of the Registration Statement.

My Opinion Relating to the Securities Offering

         Based upon the foregoing investigations and examinations, I am of the opinion that:

         1. Valid Corporation. The Company is duly incorporated and existing under the laws of Nevada.

         2. Authorized Stock. The Company has authorized 50,000,000 shares of Common Stock, $0.0001 par value and 25,000,000 shares of Preferred Stock, $0.0001 par value.

         3. Validity and Non-assessibility of Securities Being Sold. The Common Stock and warrants being sold upon receipt of the consideration therefore and satisfaction of any other specified conditions(including compliance with federal and state securities laws), when issued, will be duly authorized and issued, fully paid and non-assessable.

                                                   Very truly yours,

                                                   /s/ James R. Leone
                                                   -------------------
                                                   James R. Leone